UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2014

Five Oaks Investment Corp.
(Exact name of registrant as specified in its charter)

Maryland	001-35845	45-4966519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

540 Madison Avenue, 19th Floor New York, New York (Address of principal executive offices)	10022 (Zip Code)

(212) 257 5073
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On February 10, 2014, Five Oaks Investment Corp. (the “Company”) filed Amendment No.1 to a Registration Statement on Form S-11 (the “prospectus”) for an offering of its common stock, par value $0.01 per share. The prospectus contains the disclosure set forth below regarding the Company’s estimated book value per common share as of December 31, 2013. In such disclosure, the terms “we” and “our” refer to the Company, the term “GAAP” refers to United States generally accepted accounting principles and the term “Non-Agency RMBS” refers to the Company’s mortgage-backed securities that are collateralized by residential mortgages not issued or guaranteed by the Government National Mortgage Association, or a U.S. Government-sponsored entity, including investment grade classes (rated AAA through BBB).

“We have not yet finalized our financial statements as of and for the quarter and year ended December 31, 2013, including all disclosures required by GAAP, and our auditors have not yet completed their audit of these financial statements.  We expect our audited financial statements to be available in March 2014.  Qualified by the foregoing and the disclaimers below, we expect to report a book value per common share as of December 31, 2013 within the range of $12.92 to $13.02.  This estimated book value would represent an increase from our book value per common share as of September 30, 2013 of $12.38.  The estimated increase is primarily a result of the increase in the fair value of our Non-Agency RMBS during the fourth quarter of 2013, most of which increase will be reported as “Unrealized gain and net interest income from Linked Transactions” on our statement of operations. In addition, generally higher long-term interest rates in the fourth quarter led to an increase in the fair value of our interest rate derivatives. Accordingly, compared to a net loss of $7.5 million for the nine months ended September 30, 2013, we expect to report net income in the range $3.1 million to $3.3 million for the year ended December 31, 2013. This estimated increase in net income is expected to more than offset a reduction in stockholders’ equity resulting from unrealized losses on our Agency RMBS and the payment of our fourth quarter common stock dividends, accordingly resulting in the estimated range of our book value per common share as of December 31, 2013 stated above.

Because our financial statements for the periods indicated are not yet available, the estimates included above are preliminary, unaudited, subject to completion, may be revised as a result of management’s further review of our results and are subject to completion of our financial closing procedures for the periods indicated.  There can be no assurance that our final year end results will not differ from these estimates. Any such changes could be material.  These estimates should not be viewed as a substitute for full financial statements prepared in accordance with GAAP. Factors that could cause these estimates to differ from actual results in accordance with GAAP include, but are not limited to: (1) additional adjustments in the calculation of financial results for, or portfolio values as of, the year end date, or the application of accounting principles; (2) discovery of new information that alters expectations about fourth quarter and year end results or impacts valuation methodologies underlying these results; (3) errors in the assessment of portfolio value; and (4) accounting changes required by GAAP.  The estimates as of and for the period ended December 31, 2013 included in this prospectus have been prepared by, and are the responsibility of, our management.  Our auditors have not audited, reviewed, compiled or performed any procedures with respect to the preliminary financial data. Accordingly, our auditors have not expressed an opinion or any other form of assurance with respect thereto.”

The information disclosed under this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference to any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

This Form 8-K includes "forward-looking statements" within the meaning of the U.S. securities laws that are subject to risks and uncertainties. These forward-looking statements include information about possible or assumed future results of the Company’s business, financial condition, liquidity, results of operations, plans and objectives. You can identify forward-looking statements by use of words such as "believe," "expect," "anticipate," "estimate," "plan," "continue," "intend," "should," "may" or similar expressions or other comparable terms, or by discussions of strategy, plans or intentions. Forward-looking statements are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to the Company. Actual results may differ from expectations, estimates and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are subject to substantial risks and uncertainties, many of which are difficult to predict and are generally beyond the Company’s control. Additional information concerning these and other risk factors are contained in the Company’s most recent filings with the Securities and Exchange Commission, which are available on the Securities and Exchange Commission's website at www.sec.gov.

All subsequent written and oral forward-looking statements that the Company makes, or that are attributable to the Company, are expressly qualified in their entirety by this cautionary notice. Any forward-looking statement speaks only as of the date on which it is made. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Five Oaks Investment Corp.

February 10, 2014	By:	/s/ David Oston
David Oston
Chief Financial Officer, Treasurer and Secretary